SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HOWELL CORP COM


             GAMCO INVESTORS, INC.
                                10/11/02           24,700            20.5500
             GABELLI SECURITIES, INC.
                                10/11/02            2,000            20.5500
			 GABELLI ASSOCIATES LTD
                                10/11/02           20,000            20.5500
                    GABELLI ASSOCIATES FUND
                                10/11/02           21,000            20.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.